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                                                                  Exhibit 99.4.1
                                                                         Page 10
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        Name                      Total            0-30          31-60       61-90       91-120         >120
       -----                     ------            ----          -----       -----       ------         ----

ARGUS MANAGEMENT CORP.          26,518.69        2,968.47     3,906.22    2,400.00     2,806.50     14,437.50
AT&T                                 3.33            3.33            -           -            -             -
CARLSON ELECTRONICS                 39.10               -            -       39.10            -             -
COMERCIALIZADORA DE              1,290.44        1,290.44            -           -            -             -
CSC SCIENTIFIC CO. INC.        (14,520.12)     (14,520.12)           -           -            -             -
DYNAMIC TOOL COMPANY               345.58          345.58            -           -            -             -
EIS                                (27.14)              -            -           -       140.40       (167.54)
FISH & RICHARDSON P.C.             107.20               -            -           -            -        107.20
GREAT AMERICAN LEASING CO          125.39          125.39            -           -            -             -
IBM CORPORATION                      2.15          487.70            -     (485.55)           -             -
ITEN INDUSTRIES                   (187.70)         652.20      (839.90)          -            -             -
JM INDUSTRIAL SUPPLY CO          1,430.68        1,430.68            -           -            -             -
MCDONALD INVESTMENTS INC.        2,884.68               -            -           -            -      2,884.68
MCI WORLDCOM                    (1,675.33)      (1,675.33)           -           -            -             -
METRIC & MULTI-STANDARD                 -               -            -           -            -             -
NEWARK ELECTRONICS CORP            162.55          162.55            -           -            -             -
NORDSON                                 -               -            -           -            -             -
PARAGON STAMP WORKS                  0.30               -            -           -            -          0.30
SOLTEX                          19,386.40       19,386.40            -           -            -             -
TORAY PLASTICS AMERICA           1,902.00        1,902.00            -           -            -             -
VERIZON                            490.30          490.30            -           -            -             -
Grand Total                     38,278.50       13,049.59     3,066.32    1,953.55     2,946.90     17,262.14

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